Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

May 21, 2013

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2013 THIRD QUARTER RESULTS AND
PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, May 21, 2013 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter ended April 27, 2013.

The Company reported:

•
Contract revenues of $437.4 million for the quarter ended April 27, 2013, compared to contract revenues of $296.1 million for the quarter ended April 28, 2012. Contract revenues for the quarter ended April 27, 2013 grew 6.2% on an organic basis after excluding $122.9 million of revenue from subsidiaries acquired from Quanta Services, Inc. on December 3, 2012.

•	Adjusted EBITDA (Non-GAAP) of $44.0 million for the quarter ended April 27, 2013, compared to $29.9 million for the quarter ended April 28, 2012.

•
Net income of $7.2 million, or $0.21 per common share diluted, for the quarter ended April 27, 2013, compared to $9.6 million, or $0.28 per common share diluted, for the quarter ended April 28, 2012. The quarter ended April 27, 2013 included $1.5 million in pre-tax gains on asset sales, as compared to pre-tax gains on asset sales of $7.4 million during the quarter ended April 28, 2012.

The Company also reported:

•
Contract revenues of $1.130 billion for the nine months ended April 27, 2013, compared to contract revenues of $883.1 million for the nine months ended April 28, 2012. Contract revenues for the nine months ended April 27, 2013 grew 4.0% on an organic basis after excluding $198.8 million of revenue from acquired subsidiaries and $16.7 million of revenue for storm restoration services in the nine months ended April 27, 2013 and $3.7 million of revenue from storm restoration services in the nine months ended April 28, 2012.

•	Adjusted EBITDA (Non-GAAP) of $121.7 million for the nine months ended April 27, 2013, compared to $95.0 million for the nine months ended April 28, 2012.

•
Net income on a GAAP basis of $20.5 million, or $0.61 per common share diluted, for the nine months ended April 27, 2013, compared to $26.1 million, or $0.76 per common share diluted, for the nine months ended April 28, 2012. The nine months ended April 27, 2013 included $3.9 million in pre-tax gains on asset sales, as compared to pre-tax gains on asset sales of $12.6 million during the quarter ended April 28, 2012. On a Non-GAAP basis, net income for the nine months ended April 27, 2013 was $24.7 million, or $0.73 per common share diluted. The Non-GAAP net income for the nine months ended April 27, 2013 excludes

$6.5 million in pre-tax acquisition related costs and a pre-tax write-off of $0.3 million of deferred financing costs in connection with the replacement of the Company's credit facility in December 2012.

The Company also announced its outlook for the fourth quarter of fiscal 2013. The Company currently expects revenue for the fourth quarter of fiscal 2013 to range from $455.0 million to $475.0 million and diluted earnings per share to range from $0.40 to $0.47.

Fiscal 2013 third quarter results are preliminary and are unaudited. In addition, the purchase price allocation of the tangible and intangible assets acquired and liabilities assumed with the businesses acquired in December 2012 is preliminary and is subject to change.

The Company has defined Adjusted EBITDA (Non-GAAP) as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, write-off of deferred financing costs, and stock-based compensation expense. See the accompanying tables which present a reconciliation of GAAP to Non-GAAP financial information.

A conference call to review the Company's results will be hosted at 9 a.m. (ET), Wednesday, May 22, 2013; call (800) 230-1074 (United States) or (612) 234-9960 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with related materials, will be available at http://www.dycomind.com under the heading “Events.” The conference call materials will be available at approximately 8 a.m. (ET) on May 22, 2013. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at http://www.dycomind.com until Friday, June 21, 2013.

Dycom is a leading provider of specialty contracting services. These services, which are provided throughout the United States and in Canada, include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that the presentation of certain Non-GAAP financial measures in this press release provides information that is useful to investors because it allows for a more direct comparison of the Company's performance for the period with the Company's performance in the comparable prior-year period. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results.
This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company's expectations for revenues and earnings per share. These statements are based on management's current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, preliminary purchase price allocations of businesses acquired in December 2012, expected benefits and synergies of the acquisition, future financial and operating results, future opportunities for the combined businesses, the future impact of any acquisitions or dispositions, including the consummation of such acquisitions and dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks detailed in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS April 27, 2013 and July 28, 2012 Unaudited

	April 27, 2013	July 28, 2012
	(Dollars in thousands)
ASSETS
CURRENT ASSETS:
Cash and equivalents	$18,247	$52,581
Accounts receivable, net	234,037	141,788
Costs and estimated earnings in excess of billings	183,920	127,321
Inventories	35,047	26,274
Deferred tax assets, net	16,622	15,633
Income taxes receivable	907	4,884
Other current assets	13,014	8,466
Total current assets	501,794	376,947

PROPERTY AND EQUIPMENT, NET	189,145	158,247
GOODWILL	260,708	174,849
INTANGIBLE ASSETS, NET	127,252	49,773
OTHER	18,294	12,377
TOTAL NON-CURRENT ASSETS	595,399	395,246
TOTAL ASSETS	$1,097,193	$772,193

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$64,509	$36,823
Current portion of debt	7,031	74
Billings in excess of costs and estimated earnings	12,370	1,522
Accrued insurance claims	28,229	25,218
Other accrued liabilities	64,908	50,926
Total current liabilities	177,047	114,563

LONG-TERM DEBT (including debt premium of $3.7 million at April 27, 2013)	433,601	187,500
ACCRUED INSURANCE CLAIMS	26,394	23,591
DEFERRED TAX LIABILITIES, NET NON-CURRENT	46,691	49,537
OTHER LIABILITIES	4,637	4,071
Total liabilities	688,370	379,262

Total Stockholders' Equity	408,823	392,931
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,097,193	$772,193

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	April 27, 2013	April 28, 2012	April 27, 2013	April 28, 2012
	(Dollars in thousands, except per share amounts)

Contract revenues	$437,367	$296,103	$1,129,980	$883,085

Costs of earned revenues, excluding depreciation and amortization	357,664	241,386	916,247	716,812
General and administrative expenses (1)	38,205	26,956	105,857	76,589
Depreciation and amortization	24,531	15,561	60,660	47,047
Total	420,400	283,903	1,082,764	840,448

Interest expense, net	(6,637)	(4,178)	(16,582)	(12,528)
Other income, net	1,477	7,627	3,519	12,943

Income before income taxes	11,807	15,649	34,153	43,052

Provision for income taxes	4,608	6,004	13,631	16,956

Net income	$7,199	$9,645	$20,522	$26,096

Earnings per common share:
Basic earnings per common share	$0.22	$0.29	$0.62	$0.78

Diluted earnings per common share	$0.21	$0.28	$0.61	$0.76

Shares used in computing income per common share:
Basic	33,033,740	33,741,255	32,968,897	33,669,974

Diluted	33,842,150	34,682,891	33,684,974	34,516,902

(1) Includes stock-based compensation expense of $2.5 million and $1.9 million for the three months ended April 27, 2013 and April 28, 2012, respectively, and $7.3 million and $4.9 million for the nine months ended April 27, 2013 and April 28, 2012, respectively.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited

The below table presents the reconciliation of contract revenues adjusted for revenue from subsidiaries acquired in the second quarter of fiscal 2013 and storm restoration service revenues generated during the current and prior year periods.

	Contract Revenues - GAAP	Revenues from subsidiaries acquired in the second quarter of fiscal 2013	Revenues from storm restoration services	Contract Revenues - Non-GAAP	% Growth - GAAP	% Growth - Non-GAAP
	(Dollars in thousands)

Three Months Ended April 27, 2013	$437,367	$(122,898)	$—	$314,469	47.7%	6.2%

Three Months Ended April 28, 2012	$296,103	$—	$—	$296,103

Nine Months Ended April 27, 2013	$1,129,980	$(198,844)	$(16,721)	$914,415	28.0%	4.0%

Nine Months Ended April 28, 2012	$883,085	$—	$(3,729)	$879,356

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited (continued)

The below table presents a reconciliation of GAAP to Non-GAAP net income for the nine months ended April 27, 2013 and April 28, 2012.

	Nine Months Ended	Nine Months Ended
	April 27, 2013	April 28, 2012

Reconciling Items:
Acquisition related costs	$(6,539)	$—
Write-off of deferred financing costs	(321)	—
Total Reconciling Items	$(6,860)	$—

GAAP net income	$20,522	$26,096
Adjustment for Reconciling Items above, net of tax	4,154	—
Non-GAAP net income	$24,676	$26,096

Earnings per common share:

Basic earnings per common share - GAAP	$0.62	$0.78
Adjustment for Reconciling Items above, net of tax	0.13	—
Basic earnings per common share - Non-GAAP	$0.75	$0.78

Diluted earnings per common share - GAAP	$0.61	$0.76
Adjustment for Reconciling Items above, net of tax	0.12	—
Diluted earnings per common share - Non-GAAP	$0.73	$0.76

Earnings per share amounts may not add due to rounding.

Shares used in computing GAAP and Non-GAAP earnings per common share and adjustment for Reconciling Items above:

Basic	32,968,897	33,669,974

Diluted	33,684,974	34,516,902

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited (continued)

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the three and nine months ended April 27, 2013 and April 28, 2012 and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	April 27, 2013	April 28, 2012	April 27, 2013	April 28, 2012
	(Dollars in thousands)
Reconciliation of Net income to Adjusted EBITDA (Non-GAAP):
Net income	$7,199	$9,645	$20,522	$26,096
Interest expense, net	6,637	4,178	16,582	12,528
Provision for income taxes	4,608	6,004	13,631	16,956
Depreciation and amortization expense	24,531	15,561	60,660	47,047
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	42,975	35,388	111,395	102,627
Gain on sale of fixed assets	(1,459)	(7,439)	(3,867)	(12,578)
Stock-based compensation expense	2,513	1,933	7,275	4,901
Acquisition related costs	—	—	6,539	—
Write-off of deferred financing costs	—	—	321	—
Adjusted EBITDA (Non-GAAP)	$44,029	$29,882	$121,663	$94,950